UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01            Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Mirati Therapeutics, Inc. (the “Company”) has replaced Ernst & Young LLP (Canada) (“E&Y Canada”) as the Company’s independent registered public accounting firm with Ernst & Young LLP (United States) (“E&Y United States”) as its independent registered public accounting firm. As described below, the change in independent registered public accounting firms is not the result of any disagreement with E&Y Canada.

(a)

(i)     On March 19, 2014, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) approved the dismissal of E&Y Canada as the Company’s independent registered public accounting firm and appointed E&Y United States.  The Audit Committee’s decision was due solely to the relocation of the Company’s principal executive offices to San Diego, California, where E&Y United States has an office, whereas E&Y Canada has no office convenient to the Company’s business activities.

The reports of E&Y Canada on the consolidated financial statements for the Company’s two most recent fiscal years ended December 31, 2013 and 2012, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(ii)     In connection with its audits for the years ended December 31, 2013 and 2012 and through the date of appointment of E&Y United States, there were (1) no disagreements with E&Y Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y Canada would have caused them to make reference thereto in connection with its reports on the financial statements for such years and (2) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(iii)     The Company has requested E&Y Canada to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y Canada agrees with the above statements. A copy of E&Y Canada’s letter is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)

On March 19, 2014, the Audit Committee engaged E&Y United States as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. During the Company’s two most recent fiscal years ended December 31, 2013 and the subsequent interim period through March 19, 2014, E&Y United States was not consulted on any matters identified within Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 19, 2014, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected William R. Ringo to the Board, effective immediately. Mr. Ringo’s term of office expires at the Company’s 2014 annual meeting of stockholders or when his successor is duly elected and qualified, or his earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy, Mr. Ringo is entitled to receive an annual Board service retainer of $40,000.  On March 19, 2014, pursuant to the terms of the Company’s 2013 Equity Incentive Plan, Mr. Ringo was granted an option to purchase 15,000 shares of the Company’s Common Stock.  The shares subject to the option will vest in equal monthly installments over the thirty-six months following the date of grant.  Vesting of the option will cease if Mr. Ringo resigns from the Board or otherwise ceases to serve on the Board.

The Company also entered into a standard form of indemnity agreement with Mr. Ringo (the “Indemnity Agreement”) effective upon his election to the Board. The Indemnity Agreement provides, among other things, that the Company will indemnify him, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The Company’s standard form of indemnity agreement is filed as Exhibit 10.1to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Ringo and any other person pursuant to which he was selected as a director of the Company, there are no family relationships between Mr. Ringo and any director, executive officer or any person nominated or chosen to become a director or executive officer of the Company, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Ringo and the Company.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Form of Indemnity Agreement, previously filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (No. 333-191544), as originally filed on October 3, 2013, and incorporated herein by reference.

16.1	Letter from Ernst & Young LLP, Canada, dated March 21, 2014, addressed to the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014	MIRATI THERAPEUTICS, INC.

	By:	/s/ Mark J. Gergen
Mark J. Gergen
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Indemnity Agreement, previously filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (No. 333-191544), as originally filed on October 3, 2013, and incorporated herein by reference.

16.1	Letter from Ernst & Young LLP, Canada, dated March 21, 2014, addressed to the United States Securities and Exchange Commission.